Exhibit 99.1

NEWS RELEASE

CONVERGYS CORPORATION REVENUES UP 13 PERCENT

ON STRONG GROWTH IN CUSTOMER MANAGEMENT GROUP

IN THE FOURTH QUARTER:

•	The Customer Management Group grew 21 percent from the prior year.

•	The Information Management Group continued to see strong acceptance of its Infinys technology with four new market wins, including an expanded relationship with Sprint.

(Cincinnati; January 19, 2005) — Convergys Corporation (NYSE: CVG), a global leader in integrated billing, employee care, and customer care services, announced today its financial results for the fourth quarter of 2004.

Total revenues increased 13 percent to $672.2 million compared to $594.5 million reported in the fourth quarter of 2003. GAAP net income was $20.2 million or $0.14 per diluted share compared with $48.4 million or $0.33 in the fourth quarter of 2003. Pro forma net income, excluding a net restructuring charge, was $41.2 million or $0.28 per

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diluted share compared with $47.8 million or $0.33 per diluted share in the prior year. Convergys’ results reflect significant improvement in overall revenue growth as a result of solid performance in the Customer Management Group, which generated a 21 percent increase in revenue. This was partially offset by a 3 percent decline in Information Management Group revenue.

“Convergys delivered strong revenue growth in the fourth quarter as our Customer Management Group grew substantially from prior year levels. We see significant outsourcing opportunities in the pipeline and strong market acceptance of our service offerings. The Information Management Group continued to experience strong acceptance of our Infinys [tm] technology with four new contract wins this quarter, including an expanded relationship with Sprint,” said Jim Orr, Chairman, President, and CEO of Convergys. “As we enter 2005, we expect our growth momentum to continue.”

In the fourth quarter, Convergys recorded a net, pre-tax restructuring charge of $30.4 million. This included a severance charge of $36.7 million related to the reduction in force initiated during the fourth quarter. The focus of this initiative is to reduce the number of management positions in Convergys’ Information Management Group and to further streamline Convergys’ Customer Management Group and corporate operations. In addition, Convergys reversed $6.3 million of facility closure costs accrued in a previous restructuring, to support a new, large outsourcing agreement.

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“Our restructuring efforts should be substantially concluded by June 30, 2005. When complete, we expect to generate annual savings in excess of $50 million. Beyond the restructuring, we continue to look for opportunities to improve our cost structure and operating margins,” said Orr.

Highlights Since Last Quarterly Report

•	Convergys made a significant announcement with Sprint during the quarter. Sprint is consolidating its wireless wholesale billing solution from an in-house system based on a competitor’s platform to an outsourced Convergys billing platform. Convergys also announced that Sprint will license Infinys software to enable Sprint to combine rating activities across all lines of business.

•	Convergys signed a new, large, outsourced, customer care agreement supporting a communications company. The five-year agreement, valued at $300 million, encompasses a wide range of customer support services.

•	Convergys announced its first customer care agreement with an Australian-based company. The four-year outsourced services contract is with Optus, a leading integrated communications provider. Convergys will supplement Optus’ domestic contact center operations from a facility in India.

•	Convergys expanded its service capabilities with the acquisition of Finali. Finali transforms customer care operations through a unique blend of analytics, consulting, and automation, enabling Convergys to address the specific needs of the $130 billion in-house contact center market.

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•	During the fourth quarter, Qatar Telecom launched one of the world’s most advanced billing applications. Leveraging Infinys’ technology from Convergys, Qatar now has a billing system that supports the Quadruple Play [tm] - fixed and mobile telephony, video, and data.

Operating Performance by Segment

Customer Management Group (CMG) - Customer Care and Employee Care

Convergys CMG’s revenues were $474.3 million, a 21 percent increase from the fourth quarter of 2003. Approximately half of this increase reflects growth with our Sprint-IBM partnership as well as revenues from a large global industrial client and continued growth with DIRECTV. Also contributing to the increase were the acquisitions of Encore, DigitalThink, and Finali, which combined, accounted for approximately one-third of the growth. The remaining growth reflects increased revenues from several other clients, partially offset by lower spending by CMG’s largest wireline client and the impact of pricing changes.

Convergys CMG’s fourth quarter 2004 GAAP operating income and operating margin were $34.5 million and 7.3 percent, respectively. This compares to prior year operating income and operating margin of $46.2 million and 11.8 percent. This decrease reflects in large part, our continuing commitment to grow Employee Care including investment in the company’s learning capabilities. In addition to this ongoing investment, the margins

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from the State of Florida contract were lower than expected. This decrease also reflects increased costs associated with new large outsourcing clients, pricing changes, and higher operating expenses resulting from the negative impact of a weakened U.S. versus Canadian dollar. These items were partially offset by the impact of Convergys’ continuous improvement initiatives and economies of scale driven by CMG’s growth in revenues. Excluding the $0.9 million in restructuring income, CMG’s fourth quarter 2004 pro forma operating income and operating margin were $33.6 million and 7.1 percent.

Information Management Group (IMG)

Convergys IMG’s external revenues decreased 3 percent to $197.9 million in the fourth quarter of 2004 from $203.7 million in the same period last year. Revenue from recent acquisitions accounted for approximately 8 percent of revenues in the quarter. Data processing revenues of $97.1 million decreased 18 percent from the prior year. This decrease reflects lower average rates from wireless clients and the favorable resolution of two client matters in the fourth quarter of 2003. The decrease was partially offset by revenue from the acquisition of certain billing assets from ALLTEL at the end of 2003.

Professional and consulting revenues of $38.4 million more than doubled from the prior year. This reflects revenues resulting from the acquisition of the ALLTEL billing assets as well as an increase in services provided to various wireless and cable clients. License and other revenues increased 18 percent from the prior year to $19.4 million.

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This increase reflects expanded relationships with several Convergys North American cable and wireless clients. International revenues decreased 17 percent to $43.0 million primarily due to lower license and related implementation revenues from the company’s Asia Pacific operation. These items were partially offset by the favorable impact of foreign exchange fluctuation and increased license revenues from various European clients.

Including the $25.8 million of severance costs recorded during the fourth quarter, IMG generated GAAP operating income of $5.3 million. Excluding the impact of this charge, IMG’s pro forma operating income and operating margin were $31.1 million and 15.7 percent, respectively. This compares to prior year operating income and operating margin of $33.1 million and 16.3 percent, respectively. These changes mainly reflect the negative impact of lower data processing revenues, largely offset by lower spending on general and administrative and research and development costs.

Other Items

•	As a result of our amended long-term incentive plan, Convergys incurred $7.8 million in stock compensation expense during the quarter. This includes approximately $3 million incurred with the fourth quarter severance charge, and $3 million associated with restricted stock units awarded in 2004.

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•	Convergys’ investments in the cellular partnerships contributed pre-tax equity earnings of $1.0 million. This compares to a pre-tax loss of $1.6 million from the prior year.

•	Interest expense was $3.6 million versus $1.9 million in the prior year, resulting from a higher debt balance and slightly higher interest rates.

•	Cash flows from operations for the three months and twelve months ended December 31, 2004, were $4.5 million and $193.1 million, respectively. During the quarter and for the full year, Convergys had free cash flow of $50.9 million and $111.9 million, respectively.

•	Impacting free cash flow, the company used approximately $44 million in cash to fund capital expenditures, principally supporting growth in CMG.

•	Days sales outstanding (DSO) were 75 days at December 31, 2004. This represents an improvement from the 78 days outstanding at September 30, 2004.

•	The effective tax rate for the year was 35.7 percent, resulting in an effective rate for the fourth quarter of 30.3 percent. This fourth quarter rate reflects in part greater than expected realization of operating loss carry-forwards.

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Business Outlook

The following forward-looking statements reflect Convergys’ expectations as of January 19, 2005. Given the various risk factors discussed below, actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Financial Guidance

For 2005, Convergys continues to expect revenue to grow approximately 10 percent with operating income, excluding the costs of the fourth quarter 2004 restructuring charge, growing somewhat faster. Convergys remains comfortable with the consensus diluted EPS estimates of approximately $1.00.

For 2005, Convergys expects the effective tax rate will approximate the 2003 rate of 36.8 percent.

For the first quarter 2005, Convergys’ CMG revenue is expected to increase roughly 20 percent and operating margin will be down slightly from the prior year levels.

For the first quarter 2005, Convergys’ IMG revenue is expected to be roughly flat and operating margin roughly in line with prior year levels.

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Consistent with our previous guidance, for the first quarter 2005, EPS is expected to be $0.20 to $0.22.

ABOUT CONVERGYS

insert

(Infinys and Quadruple Play are trademarks and Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

NON-GAAP MEASURES:

This news release contains non-GAAP financial measures, including pro forma operating income, pro forma net income, pro forma diluted earnings per share and free cash flow, which are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables. For the periods reported, pro forma results exclude the impact of restructuring charges and the effects of the first quarter 2003 equity loss of $9.9 million resulting from a legal settlement by the cellular partnership.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys’ management uses this information when evaluating current results of operations and cash flow, and we believe that this information provides the users of the financial statements with an additional and useful comparison of Convergys’ current results of operations and cash flows with past and future periods.

CONFERENCE CALL NOTE:

Convergys will host a one-hour conference call on Wednesday, January 19, at 10:00 AM, EST, to discuss the company’s fourth quarter results. It will feature Jim Orr, Chairman, President, and CEO, and Earl Shanks, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at www.convergys.com

“SAFE HARBOR” NOTE:

Information included in this news release may contain forward-looking statements that involve potential risks for Convergys Corporation. The future results of Convergys could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, difficulties in completing or implementing an acquisition, potential terrorist activities and the United States’ response thereto, changes in the legal and regulatory environment in which Convergys and its clients operate, and competitive and other

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factors disclosed in the Form 10-K for the year ended December 31, 2003, and subsequent filings with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein, other than in publicly available statements.

Investor Contact:

Taylor Greenwald, Director of Investor Relations

+1 513 723 3961 or +1 888 284 9900 or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate PR

+1 513 723 3333 or +1 888 284 9900 or john.pratt@convergys.com

International FreeFone, access AT&T, then 1 888 284 9900

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Convergys Corporation

Information Management Group

Operating Segment Data

(Unaudited)

	For the Three Months Ended Dec. 31,		% Change	For then Twelve Months Ended Dec. 31,		% Change
(In millions)	2004	2003		2004	2003
Revenues:
Data Processing	$97.1	$118.1	(18)	$389.2	$458.0	(15)
Professional and Consulting	38.4	17.4	121	122.5	95.8	28
License and Other	19.4	16.4	18	77.1	58.3	32
International	43.0	51.8	(17)	159.7	171.8	(7)

External Revenues	197.9	203.7	(3)	748.5	783.9	(5)
Intercompany Services for CMG	—	1.4	—	—	4.8	—

Total IMG Revenues	197.9	205.1	(4)	748.5	788.7	(5)

Costs and Expenses:
Cost of Providing Services and Products Sold	107.4	98.5	9	403.0	383.2	5
Selling, General and Administrative	32.2	41.5	(22)	135.9	161.4	(16)
Research and Development Costs	15.7	22.6	(31)	67.2	87.8	(23)
Depreciation	8.7	7.8	12	32.9	30.6	8
Amortization	2.8	1.6	75	10.7	6.3	70
Restructuring Charges	25.8	—	—	25.8	—	—

Total Costs and Expenses	192.6	172.0	12	675.5	669.3	1

Operating Income	$5.3	$33.1	(84)	$73.0	$119.4	(39)

Note:	The operating segment data for the Information Management Group (IMG) shown above reflects the detailed revenue and expense data for IMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-K for the annual period ended December 31, 2004.

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Convergys Corporation

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	Fourth Quarter				Twelve Months
	2004	2003	Change		2004	2003	Change
			Amount	%			Amount	%
Revenues:
Customer Management Group	$474.3	$390.8	$83.5	21	$1,739.2	$1,504.9	$234.3	16
Information Management Group	197.9	205.1	(7.2)	(4)	748.5	788.7	(40.2)	(5)
Eliminations	—	(1.4)	1.4	—	—	(4.8)	4.8	—

Total	$672.2	$594.5	$77.7	13	$2,487.7	$2,288.8	$198.9	9

Operating Income (Loss):
Customer Management Group	$34.5	$46.2	$(11.7)	(25)	$131.4	$179.3	$(47.9)	(27)
Information Management Group	5.3	33.1	(27.8)	(84)	73.0	119.4	(46.4)	(39)
Corporate and Other	(9.0)	(0.6)	(8.4)	—	(18.9)	(6.3)	(12.6)	—

Total	$30.8	$78.7	$(47.9)	(61)	$185.5	$292.4	$(106.9)	(37)

Net Income	$20.2	$48.4	$(28.2)	(58)	$111.5	$171.6	$(60.1)	(35)

Earnings Per Common Share
- Basic	$0.14	$0.34	$(0.20)	(59)	$0.79	$1.18	$(0.39)	(33)
- Diluted	$0.14	$0.33	$(0.19)	(58)	$0.77	$1.15	$(0.39)	(33)

Weighted Average Common Shares Outstanding
- Basic	140.6	141.9	(1.3)	(1)	141.4	145.7	(4.3)	(3)
- Diluted	144.9	145.1	(0.2)	—	145.4	148.8	(3.4)	(2)

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-K for the annual period ended December 31, 2004.

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Convergys Corporation

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended Dec. 31,		% Change	For the Twelve Months Ended Dec. 31,		% Change
(In millions except per share amounts)	2004	2003		2004	2003
Revenues:
Customer Management Group
Communications	$256.6	$241.8	6	$986.6	$932.1	6
Technology	45.0	33.7	34	168.8	160.8	5
Financial Services	63.9	33.7	90	197.5	131.2	51
Other	108.8	81.6	33	386.3	280.8	38

Total CMG Revenues	474.3	390.8	21	1,739.2	1,504.9	16
Information Management Group
Data Processing	97.1	118.1	(18)	389.2	458.0	(15)
Professional and Consulting	38.4	17.4	121	122.5	95.8	28
License and Other	19.4	16.4	18	77.1	58.3	32
International	43.0	51.8	(17)	159.7	171.8	(7)

External Revenues	197.9	203.7	(3)	748.5	783.9	(5)
Intercompany Services for CMG	—	1.4	—	—	4.8	—

Total IMG Revenues	197.9	205.1	(4)	748.5	788.7	(5)
Eliminations and Other	—	(1.4)	—	—	(4.8)	—

Total Revenues	672.2	594.5	13	2,487.7	2,288.8	9

Costs and Expenses:
Cost of Providing Services and Products Sold	418.4	344.9	21	1,542.0	1,320.9	17
Selling, General and Administrative	136.3	116.1	17	511.1	458.2	12
Research and Development Costs	18.6	24.7	(25)	77.5	94.3	(18)
Depreciation	31.5	27.3	15	119.1	108.9	9
Amortization	6.2	3.8	63	22.1	15.1	46
Restructuring Charges	30.4	(1.0)	—	30.4	(1.0)	—

Total Costs and Expenses	641.4	515.8	24	2,302.2	1,996.4	15

Operating Income	30.8	78.7	(61)	185.5	292.4	(37)

Equity in Earnings (Losses) of Cellular Partnerships	1.0	(1.6)	—	2.0	(12.6)	—
Other Income (Expense), net	0.8	1.4	(43)	(3.8)	(1.3)	—
Interest Expense	(3.6)	(1.9)	89	(10.3)	(6.9)	49

Income Before Income Taxes	29.0	76.6	(62)	173.4	271.6	(36)

Income Taxes	8.8	28.2	(69)	61.9	100.0	(38)

Net Income	$20.2	$48.4	(58)	$111.5	$171.6	(35)

Earnings Per Common Share
Basic	$0.14	$0.34	(59)	$0.79	$1.18	(33)

Diluted	$0.14	$0.33	(58)	$0.77	$1.15	(33)

Weighted Average Common Shares Outstanding
Basic	140.6	141.9		141.4	145.7
Diluted	144.9	145.1		145.4	148.8

Other Data
Operating Margin	4.6%	13.2%		7.5%	12.8%

Market Price Per Share
High	$15.31	$20.80		$19.96	$20.80
Low	$12.42	$13.71		$12.30	$11.30
Close	$14.99	$17.46		$14.99	$17.46

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-K for the annual period ended December 31, 2004.

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Convergys Corporation

Consolidated Balance Sheets

(Unaudited)

(In millions)	Dec. 31, 2004	Dec. 31, 2003
Assets

Cash and Cash Equivalents	$58.4	$37.2
Receivables - Net	447.3	298.1
Other Current Assets	87.1	84.2
Property and Equipment - Net	416.6	363.8
Other Assets	1,198.7	1,026.9

Total Assets	$2,208.1	$1,810.2

Liabilities and Shareholders’ Equity

Debt Maturing in One Year	$49.5	$76.0
Other Current Liabilities	527.9	466.7
Other Liabilities	43.2	57.0
Long-Term Debt	302.2	58.8
Common Shareholders’ Equity	1,285.3	1,151.7

Total Liabilities and Shareholders’ Equity	$2,208.1	$1,810.2

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Convergys Corporation

Summarized Statement of Cash Flows

(Unaudited)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
(In millions)	2004		2003		2004		2003
Cash provided by operating activities	$4.5		$97.3		$193.1		$373.5

Cash used in investing activities	(66.2	)(a)	(139.5	)(a)	(364.9	)(b)	(237.2	)(b)

Cash provided by (used in) financing activities	70.1		30.7		193.0		(111.3)

Net increase (decrease) in cash	$8.4		$(11.5)		$21.2		$25.0

(a)	Includes $43.6 and $100.0 of capital expenditures for the three months ended December 31, 2004 and 2003, respectively.

(b)	Includes $156.2 and $173.8 of capital expenditures for the twelve months ended December 31, 2004 and 2003, respectively.

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Convergys Corporation

Customer Management Group

Operating Segment Data

(Unaudited)

	For the Three Months Ended Dec. 31,		% Change	For the Twelve Months Ended Dec. 31,		% Change
(In millions)	2004	2003		2004	2003
Revenues:
Communications	$256.6	$241.8	6	$986.6	$932.1	6
Technology	45.0	33.7	34	168.8	160.8	5
Financial Services	63.9	33.7	90	197.5	131.2	51
Other	108.8	81.6	33	386.3	280.8	38

Total CMG Revenues	474.3	390.8	21	1,739.2	1,504.9	16

Costs and Expenses:
Cost of Providing Services and Products Sold	311.2	247.7	26	1,140.0	943.5	21
Selling, General and Administrative	103.1	75.6	36	370.8	296.2	25
Research and Development Costs	2.9	2.1	38	10.2	6.5	57
Depreciation	20.1	17.0	18	76.3	70.6	8
Amortization	3.4	2.2	55	11.4	8.8	30
Restructuring Charges	(0.9)	—	—	(0.9)	—	—

Total Costs and Expenses	439.8	344.6	28	1,607.8	1,325.6	21

Operating Income	$34.5	$46.2	(25)	$131.4	$179.3	(27)

Note:	The operating segment data for the Customer Management Group (CMG) shown above reflects the detailed revenue and expense data for CMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-K for the annual period ended December 31, 2004.

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Convergys Corporation

Information Management Group

Operating Segment Data

(Unaudited)

	For the Three Months Ended Dec. 31,		% Change	For then Twelve Months Ended Dec. 31,		% Change
(In millions)	2004	2003		2004	2003
Revenues:
Data Processing	$97.1	$118.1	(18)	$389.2	$458.0	(15)
Professional and Consulting	38.4	17.4	121	122.5	95.8	28
License and Other	19.4	16.4	18	77.1	58.3	32
International	43.0	51.8	(17)	159.7	171.8	(7)

External Revenues	197.9	203.7	(3)	748.5	783.9	(5)
Intercompany Services for CMG	—	1.4	—	—	4.8	—

Total IMG Revenues	197.9	205.1	(4)	748.5	788.7	(5)

Costs and Expenses:
Cost of Providing Services and Products Sold	107.4	98.5	9	403.0	383.2	5
Selling, General and Administrative	32.2	41.5	(22)	135.9	161.4	(16)
Research and Development Costs	15.7	22.6	(31)	67.2	87.8	(23)
Depreciation	8.7	7.8	12	32.9	30.6	8
Amortization	2.8	1.6	75	10.7	6.3	70
Restructuring Charges	25.8	—	—	25.8	—	—

Total Costs and Expenses	192.6	172.0	12	675.5	669.3	1

Operating Income	$5.3	$33.1	(84)	$73.0	$119.4	(39)

Note:	The operating segment data for the Information Management Group (IMG) shown above reflects the detailed revenue and expense data for IMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-K for the annual period ended December 31, 2004.

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Convergys Corporation

Reconciliation of Pro Forma Operating Results

(In Millions Except Per Share Amounts)

	CMG Operating Income (Loss)	IMG Operating Income (Loss)	Corporate Operating Income (Loss)	Consolidated Operating Income (Loss)
Fourth Quarter 2004

Results as reported under U.S. GAAP	$34.5	$5.3	$(9.0)	$30.8

Less:
Reconciling items (a)	0.9	(25.8)	(5.5)	(30.4)

Pro forma results (a non-GAAP measure)	$33.6	$31.1	$(3.5)	$61.2

Year to Date 2004

Results as reported under U.S. GAAP	$131.4	$73.0	$(18.9)	$185.5

Less:
Reconciling items (a)	0.9	(25.8)	(5.5)	(30.4)

Pro forma results (a non-GAAP measure)	$130.5	$98.8	$(13.4)	$215.9

Fourth Quarter 2003

Results as reported under U.S. GAAP	$46.2	$33.1	$(0.6)	$78.7

Less:
Reconciling items (b)	—	—	1.0	1.0

Pro forma results (a non-GAAP measure)	$46.2	$33.1	$(1.6)	$77.7

Year to Date 2003

Results as reported under U.S. GAAP	$179.3	$119.4	$(6.3)	$292.4

Less:
Reconciling items (b)	—	—	1.0	1.0

Pro forma results (a non-GAAP measure)	$179.3	$119.4	$(7.3)	$291.4

The schedule above provides a reconciliation of the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results of operations (non-U.S. GAAP).

(a)	Reflects the net restructuring charge of $30.4 recorded in the fourth quarter of 2004.

(b)	Reflects the reversal of the excess restructuring accrual that was initially recorded in the fourth quarter of 2002.

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Convergys Corporation

Reconciliation of Pro Forma Operating Results

(In Millions Except Per Share Amounts)

	Income (Loss) Before Tax	Income Tax (Expense)/ Benefit	Net Income (Loss)	Diluted EPS
Fourth Quarter 2004

Results as reported under U.S. GAAP	$29.0	$(8.8)	$20.2	$0.14

Less:
Reconciling items (a)	(30.4)	9.4	(21.0)	(0.14)

Pro forma results (a non-GAAP measure)	$59.4	$(18.2)	$41.2	$0.28

Year to Date 2004

Results as reported under U.S. GAAP	$173.4	$(61.9)	$111.5	$0.77

Less:
Reconciling items (a)	(30.4)	9.4	(21.0)	(0.14)

Pro forma results (a non-GAAP measure)	$203.8	$(71.3)	$132.5	$0.91

Fourth Quarter 2003

Results as reported under U.S. GAAP	$76.6	$(28.2)	$48.4	$0.33

Less:
Reconciling items (c)	1.0	(0.4)	0.6	0.00

Pro forma results (a non-GAAP measure)	$75.6	$(27.8)	$47.8	$0.33

Year to Date 2003

Results as reported under U.S. GAAP	$271.6	$(100.0)	$171.6	$1.15

Less:
Reconciling items (b) and (c)	(8.9)	3.1	(5.8)	(0.04)

Pro forma results (a non-GAAP measure)	$280.5	$(103.1)	$177.4	$1.19

The schedule above provides a reconciliation of the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results of operations (non-U.S. GAAP).

(a)	Reflects the net restructuring charge of $30.4 recorded in the fourth quarter of 2004.

(b)	Reflects the $9.9 equity loss generated from the Company’s investment in Cincinnati SMSA LLP, that resulted from the partnership’s settlement of its lawsuit with West Side Cellular Communications, Inc. during the first quarter of 2003.

(c)	Reflects the $1.0 reversal of the excess restructuring accrual that was initially recorded in the fourth quarter of 2002.

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CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(In Millions)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2004	2003	2004	2003
Cash provided by operating activities	$4.5	$97.3	$193.1	$373.5

Accounts receivable securitization	90.0	(25.0)	75.0	(25.0)
Capital expenditures	(43.6)	(100.0)	(156.2)	(173.8)

Free cash flows	$50.9	$(27.7)	$111.9	$174.7

The schedule above provides a reconciliation of the Company’s cash flow from operations as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to free cash flow, which is a non-GAAP measure. Free cash flow is defined as cash flow from operations less the change in the balance of the accounts receivable securitization and capital expenditures.

Free cash flows are presented as an alternative measure of the Company’s ability to generate cash flows.

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